Exhibit 99.1

Financial Statements and Supplementary Data.

ACTIVESERVE, INC.

Index to Financial Statements

July 31, 2020

Page 2	Report of Independent Registered Public Accounting Firm

Page 3	Balance Sheet as of July 31, 2020

Page 4	Statement of Operations for the year ended July 31, 2020

Page 5	Statement of Stockholders’ Equity for the year ended July 31, 2020

Page 6	Statement of Cash Flows for the year ended July 31, 2020

Page 7-10	Notes to Financial Statements for the year ended July 31, 2020

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

ActiveServe, Inc.

Miami, Florida

Opinion on the Financial Statements

We have audited the accompanying balance sheet of ActiveServe, Inc. (the “Company”) as of July 31, 2020, and the related statement of operations, stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2020, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2020.

Houston, Texas

July 16, 2021

ACTIVESERVE, INC.

BALANCE SHEET

(In thousands)

July 31,
2020

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$424
Accounts receivable, net	57
Prepaid and other current assets	27
Total current assets	508

LONG-TERM ASSETS:
Intangible assets, net	11
Property and equipment, net	4
Total assets	$523

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3
Accrued liabilities	219
Note payable, current	1
Total current liabilities	223

LONG-TERM LIABILITIES:
Note payable	157
Total long-term liabilities	157

Total liabilities	380

Commitments and contingencies	-

STOCKHOLDERS’ EQUITY:
Common stock, $0.01, 10,000 shares authorized, 2,000
issued and outstanding	-
Additional paid in capital	10
Retained earnings	133
Total stockholders’ equity	143
Total liabilities and stockholders’ equity	$523

See accompanying notes to financial statements

ACTIVESERVE, INC.

STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

For the Year Ended
July 31, 2020
OPERATING REVENUES:
Cloud software and service revenue	$1,949

Total operating revenues	1,949

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization)	557
Selling, general and administrative expense	1,110
Bad debt	12
Depreciation and amortization expense	1
Total operating expenses	1,680

OPERATING INCOME	269

OTHER INCOME (EXPENSE):
Income tax benefit (expense)	1
Interest expense	(1)
Total other income (expense)	-

NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$269

See accompanying notes to financial statements

ACTIVESERVE, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

YEAR ENDED JULY 31, 2020

(In thousands, except for share amounts)

	Common		Additional	Retained	Total stockholders’
	Shares	Par	paid in capital	earnings	equity
BALANCE, July 31, 2019	2,000	$-	$10	$13	$23

Cash dividends paid	-	-	-	(149)	(149)
Net income	-	-	-	269	269

BALANCE, July 31, 2020	2,000	$-	$10	$133	$143

See accompanying notes to financial statements

ACTIVESERVE, INC.

STATEMENT OF CASH FLOWS

(In thousands)

For the Year Ended
July 31, 2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$269
Adjustments to reconcile net loss to cash used in by operating activities:
Depreciation and amortization	1
Bad debt expense	12
Changes in operating assets and liabilities:
Accounts receivable	17
Prepaid expenses and other current assets	1
Accounts payable	(46)
Accrued expenses	65
Net cash provided by operating activities	319

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid in acquisition of equipment	(5)
Net cash used in investing activities	(5)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from third party promissory notes, net	145
Payments for dividends	(149)
Principal payment on debt	(15)
Net cash used in financing activities	(19)

INCREASE IN CASH AND CASH EQUIVALENTS	295
CASH AND CASH EQUIVALENTS, beginning of period	129

CASH AND CASH EQUIVALENTS, end of period	$424

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$1
Income tax paid	$-

See accompanying notes to financial statements

ACTIVESERVE, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JULY 31, 2020

NOTE 1 – DESCRIPTION OF BUSINESS

ActiveServe, Inc., (“we”, “our”, “Company” or “ActiveServe”) was incorporated in the state of Florida on September 18, 2002. We provide cloud services specializing in Unified Communications as a Service (“UCaaS”) solutions for the business market. Our product line includes a portfolio of Internet-based telephony products and services delivered through our cloud application platform and session-based communication network and network services including mobile broadband. Our services are designed to provide enterprise-class, carrier-grade services to the small-to-medium-sized business (“SMB”) at cost-effective monthly rates. Our UCaaS or cloud communication services include fully hosted IP/PBX, mobile applications, Voice over Internet Protocol (“VoIP”) transport, SIP trunking, hosting services and customized VoIP services.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates. In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the statement of operations. Actual results could differ from those estimates.

Basis of Presentation. These financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company and its wholly owned subsidiaries which are directly or indirectly owned by the Company.

Cash and cash equivalents. The Company considers all bank deposits and highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

Concentration of Credit Risk. Financial instruments that potentially subject ActiveServe to concentration of credit risk consist primarily of trade receivables. In the normal course of business, ActiveServe provides credit terms to its customers. Accordingly, ActiveServe performs ongoing credit evaluations of its customers. ActiveServe maintains cash in bank deposit accounts, which, at times, may exceed federally insured limits. ActiveServe has not experienced any losses in such accounts and ActiveServe does not believe it is exposed to any significant credit risk on cash and cash equivalents.

During the year ended July 31, 2020, the Company derived 11% of the total revenue from one customer. As of the year ended July 31, 2020, the company derived 26% of the total accounts receivable balance from one customer.

Capitalization of Fixed Assets. The Company capitalizes expenditures related to property and equipment, subject to a minimum rule, that have a useful life greater than one year for: (1) assets purchased; (2) existing assets that are replaced, improved or the useful lives have been extended, regardless of cost. Acquisitions of new assets, additions, replacements, and improvements costing less than the minimum rule in addition to maintenance and repair costs, including any planned major maintenance activities, are expensed as incurred.

Revenue Recognition. On August 1, 2018, we adopted Topic 606 using the modified retrospective method applied to those contracts which were not completed as of August 1, 2018. Results for reporting periods beginning after August 1, 2018, are presented under Topic 606. There was no impact to the opening balance of accumulated deficit or revenues for the year ended July 31, 2019, as a result of applying Topic 606.

Sources of revenue:

Cloud-based hosted Services. The Company recognizes cloud-based hosted services revenue, mainly from subscription services for its cloud telephony applications that includes hosted IP/PBX services, SIP trunking, call center applications, auto attendant, voice, and web conferencing, call recording, messaging, voicemail to email conversion, integrated mobility applications that are device and location agnostic, and other customized applications. Other services include enterprise-class data and connectivity solutions through multiple broadband technologies including cloud WAN or SD-WAN (Software-defined Wide Area Network), fiber, and Ethernet over copper. We also offer remote network monitoring, data backup and disaster recovery services. The Company applies a five-step approach in determining the amount and timing of revenue to be recognized: (1) identifying the contract with a customer, (2) identifying the performance obligations in the contract, (3) determining the transaction price, (4) allocating the transaction price to the performance obligations in the contract and (5) recognizing revenue when the performance obligation is satisfied. Substantially all of the Company’s revenue is recognized at the time control of the products transfers to the customer.

Service Revenue

Service revenue from subscriptions to the Company’s cloud-based technology platform is recognized over time on a ratable basis over the contractual subscription term beginning on the date that the platform is made available to the customer. Payments received in advance of subscription services being rendered are recorded as a deferred revenue. Usage fees, either bundled or not bundled, are recognized when the Company has a right to invoice. Professional services for configuration, system integration, optimization, customer training and/or education are primarily billed on a fixed-fee basis and are performed by the Company directly. Alternatively, customers may choose to perform these services themselves or engage their own third-party service providers. Professional services revenue is recognized over time, generally as services are activated for the customer.

Product Revenue

The Company recognizes product revenue for telephony equipment at a point in time, when transfer of control has occurred, which is generally upon delivery. Sales returns are recorded as a reduction to revenue estimated based on historical experience.

Disaggregation of Cloud software and service revenue

Summary of disaggregated revenue is as follows (in thousands):

For the Year Ended
July 31, 2020
Cloud software and service revenue	$1,930
Product revenue	19

Total operating revenue	$1,949

Related parties. The Company accounts for related party transactions in accordance with ASC 850 (“Related Party Disclosures”). A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party. There were no related party transactions as of July 31, 2020.

Dividends. During the year ended July 31, 2020, the Company paid cash dividends of $148,577 to its founding shareholders.

Recently issued accounting pronouncements. Recent accounting pronouncements, other than below, issued by the Financial Accounting Standards Board (“FASB”) (including its Emerging Issues Task Force), the AICPA and the SEC did not, or are not, believed by management to have a material effect on the Company’s present or future financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases.” ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest period presented in the financial statements. The Company evaluated the impact that the application of the new standard has on its financial statements and related disclosure and determined that it has no material impact.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the SEC did not or in management’s opinion will not have a material impact on the Company’s present or future financial statements.

NOTE 3 – PROPERTY AND EQUIPMENT

As of July 31, 2020, the Company’s fixed assets consisted of the following (in thousands):

July 31, 2020

Vehicles	$27
Office Equipment	7
Network Equipment	29
Computers	4
Servers	178
Software Licenses	14

Total property and equipment	$259

Less: Accumulated depreciation	(255)

Property and equipment, net	$4

The depreciation expense incurred for the year ended July 31, 2020, was $562.

NOTE 4 – NOTES PAYABLE

On July 18, 2014, the Company entered into a financing agreement with Bank of America, N.A., for $50,000, under a line of credit for working capital, with a maturity date of September 1, 2015. Subsequentially, on July 31, 2015, the Company entered into a loan modification agreement, were by the maturity date was extended until August 18, 2020. The interest rate under the loan agreement is equal to the Bank’s Prime Rate, plus 2.75%, per annum. The amended loan agreement is for 60 months, with the first payment due on September 18, 2015, and with a monthly principal payment of $833. The loan is secured by the Company’s equipment, inventory, and accounts receivable. During the year ended July 31, 2020, the Company made a total principal payment of $10,000. The total outstanding balance as of July 31, 2020, was $834. Subsequentially on August 18, 2020, the obligation was paid in full.

On February 1, 2017, the Company entered into a financing agreement with Ford Credit, for a principal amount of $26,637 and financing charges of $2,451. The financing is for a Company vehicle, with a maturity date of January 18, 2023, and interest rate under the financing agreement at 2.90%, per annum. The financing agreement is for 72 months, with the first payment due on March 18, 2017, and with a monthly principal and interest payment of $404. The financing agreement is secured by the vehicle acquired. During the year ended July 31, 2020, the Company made a total principal payment of $4,427. The total outstanding balance as of July 31, 2020, was $12,042. Subsequentially on January 13, 2021, the obligation was paid in full.

On May 1, 2020, the Company, entered into an unsecured promissory note (the “Note”) for $145,370 made to the Company under the Paycheck Protection Program (the “PPP”). The PPP was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration (the “SBA”). The Note to the Company was secured through Bank of America, National Association (the “Lender”).

The Note provided for an interest rate of 1.00% per annum and matures two years after the issuance date. Beginning on the seventh month following the date of the Note, the Company was required to make 18 monthly principal payments in the amount of $8,076 and accrued interest. The Note was used for payroll costs, costs related to certain group health care benefits and insurance premiums. The Note contained events of default and other conditions customary for a Note of this type.

Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all, or a portion of loan granted under the PPP, with such forgiveness to be determined, subject to limitations, based on the use of the loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. The terms of any forgiveness may also be subject to further requirements in any regulations and guidelines the SBA may adopt. The total outstanding balance as of July 31, 2020, was $145,370. Subsequently, on March 9, 2021, the SBA informed the Company that the total outstanding principal balance of $145,370 and accrued interest of $1,227 were forgiven. On March 9, 2021, the Company recognized a gain on settlement of debt of $145,370.

NOTE 5 – CAPITAL STOCK

As of July 31, 2020, the Company had 10,000 authorized common shares, of which 2,000 founder shares were issued, and outstanding, with a $0.01 par value per share.

NOTE 6 – SUBSEQUENT EVENTS

On November 17, 2020, T3 Communications, Inc., a Florida corporation (“T3 Florida”), a subsidiary of Digerati Technologies, Inc., executed and closed on an Asset Purchase Agreement (the “Purchase Agreement”) with ActiveServe, Inc., a Florida corporation (“Seller”). Pursuant to the Purchase Agreement, T3 Florida acquired the customer base, certain equipment, certain intellectual property, inventory, contract rights, software and other licenses and miscellaneous assets used in connection with the operation of Seller’s telecommunications business known as ActivePBX (collectively, the “Purchased Assets”).

The aggregate purchase price for the Purchased Assets was $2,555,000 in cash, subject to adjustment as provided therein (the “Purchase Price”). $1,190,000 of the Purchase Price was payable at closing, with $50,000 of such amount being withheld by T3 Florida for a period of 12 months to cover part of  potential future indemnification obligations of Seller to T3 Florida due to Seller’s breaches, if any, of any representations and warranties made to T3 Florida by  Seller under the Purchase Agreement, and  $40,000 of such amount being credited to T3 Florida against a payment in that amount made by T3 Florida to Seller pursuant to the Second Amendment to Letter of Intent between Seller and T3 Florida dated as of October 15, 2020.

Part of the Purchase Price is payable in 8 equal quarterly payments of $136,250, subject to T3 Florida achieving quarterly post-purchase recurring revenues under monthly contracts or subscriptions from the acquired customer base, excluding charges for taxes, regulatory fees, additional set-up fees, equipment purchases or lease, and consulting fees. To the extent that a quarterly revenue threshold is not reached, the amount of the corresponding quarterly payment shall be reduced on a proportional basis. T3 Florida’s $1,140,000 payment obligation is represented by a promissory note of T3 Florida in the form included as an exhibit to the Purchase Agreement. The note, in turn, is subject to the Subordination Agreement, included as an Exhibit to the Purchase Agreement, among Seller, the Company’s parent, T3 Nevada, and Post Road Administrative, LLC, in its capacity as administrative agent for the Post Road lenders. $275,000 of the Purchase Price (the “Customer Renewal Value”) represents an incentive earn-out to be paid with respect to Seller’s customer accounts which are transferred to T3 Florida at closing, that are renewed, expanded and/or revised with T3 Florida for a minimum term of twelve months with an auto-renewal for 12 months. During the period ended April 30, 2021, the Company made one of the quarterly principal payments of $136,250, and a payment of $11,000 towards the Holdback amount, the total principal outstanding on the notes as of April 30, 2021, was $1,267,750.

In connection with the Purchase Agreement, the Company entered with the Note Holders into Consulting Agreements and a Non-Compete Agreement with each of Alex Gonzalez and Jose Gonzalez, the Chief Executive Officer and Chief Technology Officer of ActivePBX. Under the Consulting Agreements, the Company will pay on an annual basis $90,000 to each the consultants.